Exhibit 99.1

Raptor Pharmaceuticals Announces

Phase 2a Clinical Trial Initiation in

Non-Alcoholic Steatohepatitis (NASH)

Commences Patient Dosing of Delayed-Release

Cysteamine in Collaboration with UC, San Diego

Novato, California, October 20, 2008 – Raptor Pharmaceuticals Corp. (“Raptor” or the “Company”) (OTC Bulletin Board: RPTP), today announced the initiation of patient dosing in a Phase 2a clinical trial, in collaboration with the University of California, San Diego (“UCSD”), to evaluate cysteamine bitartrate (“cysteamine”) in adolescents diagnosed with Non-alcoholic Steatohepatitis (“NASH”). NASH, a progressive form of liver disease that accounts for approximately 10% of newly diagnosed cases of chronic liver disease, is one of the leading causes of cirrhosis in the U.S.

Under a previously announced collaboration agreement between Raptor and UCSD to evaluate the safety and potential efficacy of cysteamine in NASH patients, UCSD is performing the Phase 2a open-label clinical study at UCSD’s General Clinical Research Center while Raptor is providing funding and clinical supplies of cysteamine. The trial is expected to enroll 12 adolescent NASH patients who have been managing the disease through diet and exercise. Positive data could provide the rationale for later stage clinical studies of cysteamine in NASH patients.

Cysteamine is currently cleared for market by the U.S. Food and Drug Administration (“FDA”) and European Medicines Agency (“EMEA”) to treat nephropathic cystinosis (“cystinosis”), a rare and genetic lysosomal storage disease. Raptor is developing cysteamine and a delayed release form of cysteamine (“DR Cysteamine”) for a number of new potential therapeutic indications, including NASH, under licenses acquired from UCSD. Cysteamine has demonstrated potential efficacy in preclinical and clinical studies in NASH, Huntington’s Disease, Batten Disease and other indications.

Ted Daley, President of Raptor’s clinical division stated, “We are pleased that dosing is now underway in the Phase 2a clinical trial in NASH, a disease that may have a severe impact on the long-term health of a large number of people. Cysteamine represents an exciting potential treatment for NASH patients currently limited to diet and exercise for disease management. The NASH program is part of our strategy to leverage cysteamine’s known safety profile and potential efficacy in several indications where it has already shown promise in clinical and preclinical studies.”

Joel Lavine, M.D., Ph.D., pediatric gastroenterologist at UCSD and principal investigator for the NASH study, commented, “The initiation of patient dosing in the NASH trial offers the opportunity to evaluate a potential new treatment for this disorder. We’re pleased to collaborate with Raptor for this study as we work to find a treatment for NASH.”

NASH is believed to affect 2% to 5% of the U.S. population. While commonly diagnosed in insulin-resistant obese adults with diabetes and abnormal serum lipid profiles, NASH can also occur in children, elderly and non-diabetic persons of average weight. Though most people with NASH feel healthy and show no outward signs of liver disease, NASH causes decreased liver function and potentially leads to cirrhosis, liver failure and end-stage liver disease. In more severe cases, the progressive nature of NASH may require liver transplantation in affected patients.

About Cysteamine and DR Cysteamine

Cysteamine is cleared for market by the FDA and EMEA to treat cystinosis, a rare and genetic lysosomal storage disease. The drug’s potential to accumulate in the liver may create a targeted treatment effect for patients with NASH. DR Cysteamine is designed as an enterically coated, oral formulation of cysteamine.

Raptor obtained an exclusive, worldwide license to DR Cysteamine, as well as orphan drug designation from the FDA for DR Cysteamine for the treatment of nephropathic cystinosis, through its December 2007 acquisition of Encode Pharmaceuticals. In March 2008, Raptor acquired an exclusive worldwide license to intellectual property from UCSD for the use of cysteamine and DR Cysteamine for the treatment of NASH.

About Raptor Pharmaceuticals Corp.

Raptor Pharmaceuticals Corp. (“Raptor”) is a publicly traded biotechnology company dedicated to speeding the delivery of new treatment options to patients by enhancing existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. Raptor focuses on underserved patient populations where it can have the greatest impact. Raptor is involved in clinical development of its proprietary Delayed-Release Cysteamine (“DR Cysteamine”) product candidate in nephropathic cystinosis, non-alcoholic steatohepatitis (“NASH”), Huntington’s Disease and Batten Disease, and its Convivia™ product candidate in aldehyde dehydrogenase (“ALDH2”) deficiency. In its preclinical programs Raptor bioengineers novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins to target cancer, neurodegenerative disorders and infectious diseases. Raptor’s preclinical programs include HepTide™, WntTide™ and NeuroTrans™.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: Raptor’s ability to develop DR Cysteamine for the treatment of NASH, cystinosis and other indications; Raptor’s ability to formulate and manufacture DR Cysteamine in clinical quantities to support clinical trials; and cysteamine’s ability to benefit NASH patients. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products or acquiring products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission (the “SEC”), which we strongly urge you to read and consider, including our Registration Statement on Form S-1that was declared effective on August 7, 2008; our annual report on Form 10-KSB filed with the SEC on November 14, 2007; and our Form 10-QSB filed with the SEC on July 9, 2008, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the SEC. We expressly disclaim any intent or obligation to update any forward-looking statements.

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For more information, please contact:

The Ruth Group

Sara Ephraim (investors)	Janine McCargo (media)
(646) 536-7002	(646) 536-7033
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